UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 13, 2017

Tesla, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

On and effective as of July 13, 2017, the Board of Directors of Tesla, Inc. (the “Company”) increased the number of directors of the Company from seven to nine and appointed Linda Johnson Rice and James Murdoch to serve as directors of the Company.

There are no related party transactions between the Company and either of Ms. Rice or Mr. Murdoch that would require disclosure under Item 404(a) of Regulation S-K.

Each of Ms. Rice and Mr. Murdoch is eligible to receive compensation pursuant to the Company’s standard outside director compensation package as approved by the Board of Directors, including an initial award of an option to purchase 16,668 shares of the Company’s common stock, vesting and exercisable on June 18, 2018 assuming continued service on such date.

A copy of the post published on the Company’s website blog on July 17, 2017 announcing the appointment of Ms. Rice and Mr. Murdoch to the Board of Directors is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Blog Post of Tesla, Inc., dated July 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Todd A. Maron
Todd A. Maron General Counsel

Date: July 17, 2017